                                                                    EXHIBIT 23.1

                   Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement Nos. 333-27553, 333-49121, 333-49145, 333-56423,
333-67721, 333-74331 and 333-74335.

                                        /s/ Arthur Andersen LLP

Cincinnati, Ohio
March 31, 1999